Exhibit (e)(1)(ii)


                          NEUBERGER BERMAN EQUITY FUNDS
                                   TRUST CLASS
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

      The Series currently subject to this Agreement are as follows:

      Neuberger Berman Focus Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund
      Neuberger Berman Real Estate Fund
      Neuberger Berman Regency Fund
      Neuberger Berman Socially Responsive Fund


Dated: March 7, 2002